UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

CADIZ INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2024, Cadiz Inc. (the “Company” or “Cadiz”) and Fenner Gap Mutual Water Company entered into a water supply agreement with Solstra Communities California LLC (“Solstra”), a California limited liability company and the owner of private land in southern California pursuing the development of up to 4,000 workforce housing units and ancillary commercial infrastructure (“Solomon Hills”) that would serve the Vandenburg Air Force Base community (“Solstra Agreement”). Solstra will be responsible for providing retail water service to customers at Solomon Hills through its own legal entity or partnering with a public water system.

The Solstra Agreement provides that Solstra will purchase 1,275 acre-feet per year (“AFY”) of water from the Company’s Water Conservation, Supply and Storage project (the “Project”) for service to Solomon Hills with conveyance through the Company’s 30-inch diameter, 220-mile, existing steel pipeline originating at the Company’s Cadiz property with a terminus at Wheeler Ridge (the “Northern Pipeline”). Water supply will be made available to Solstra via the Coastal Branch of the State Water Project through an exchange with one or more contractors under the California State Water Project, a state water management project under the supervision of the California Department of Water Resources.

Under the terms of the Solstra Agreement, Solstra will pay a maximum of $1,750 per acre-foot in 2024 dollars as the “as delivered” price for Project water. The cost per acre-foot will be subject to an agreed upon annual adjustment pegged to an agreed upon index (e.g., CPI Water and Sewer Index).

In addition, Solstra will make an initial payment to the Company of $150,000, upon notification of service for Solomon Hills from a local water provider. Solstra will also make a $20,000 payment to Cadiz to support environmental review costs associated with delivery to Northern Pipeline delivery points to exchange water to Solomon Hills.

Under the Solstra Agreement, Solstra may seek to deliver water via a public water system that could pursue federal, state, and local grant funding to offset the capital costs for development of conveyance and appurtenant facilities required to deliver water to Solomon Hills. Any grant funding received by public water systems will be credited against the “as delivered” price for water paid by Solstra.

Under the Solstra Agreement, Cadiz expects to receive net revenue of approximately $16 million over 15 years or $850 per AFY in 2024 dollars, subject to annual inflation adjustments, for producing conserved water to be conveyed through the Northern Pipeline to Solstra.

The Company’s Northern Pipeline has a delivery capacity of 25,000 AFY.  Following execution of the Solstra Agreement, approximately 65% of the delivery capacity of the Northern Pipeline has been reserved under supply agreements. In addition to the Solstra Agreement, the Company holds option agreements with several public water systems and is in negotiations with those public water systems to exercise and/or amend those option agreements to take delivery of water from the Northern Pipeline via direct delivery or by exchange with State Water Project contractors.

Annual payments for water supply made available from the Project under the Solstra Agreement would begin when conditions precedent are met, construction is complete, and water deliveries begin. Should Solstra elect to exit from the Solstra Agreement following commencement of construction of improvements to the Northern Pipeline, it may be required to make an exit payment to the Company up to $2.25 million, subject to annual inflation adjustments, depending on the date of exit.

The foregoing description of the Solstra Agreement does not purport to be complete and is qualified in its entirety by the full text of such document which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1

Agreement for the Delivery of Water Made Available by Cadiz, Inc. and Fenner Gap Mutual Water Company to Solomon Hills, dated April 18, 2024, among Cadiz Inc., Cadiz Real Estate LLC, Fenner Gap Mutual Water Company and Solstra Communities California LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements regarding the Company’s expectation of the benefits to be derived from the Solstra Agreement and option agreements held by the Company.  Such statements are subject to significant risks and uncertainties, including the Company’s ability to fulfill the required contractual conditions and complete the needed construction for water delivery to occur.  Although the Company believes that the expectations reflected in our forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Factors that could cause actual results or events to differ materially from those reflected in the Company’s forward-looking statements include delays in the supply chain for materials, whether the parties to the Solstra Agreement will be able to obtain the contemplated grant funding, and other factors and considerations detailed in the Company’s Securities and Exchange Commission filings.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CADIZ INC.

	By:	/s/ Stanley E. Speer
Stanley E. Speer Chief Financial Officer

Date: April 19, 2024

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